THE
EQUITABLE

THE EQUITABLE
LIFE ASSURANCE SOCIETY
OF THE UNITED STATES

**Attached to and made part of Group Annuity Contract No. AC 2100**

***between***

**The Equitable Life Assurance Society of the United States**

***and***

**Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans**

**Rider 14**

IT IS HEREBY AGREED that said Contract is amended, effective on the dates listed below, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform to the provisions of this Rider:

1. *Effective March 1, 2004, Article I, Definitions, of the Contract is amended by adding the following definitions:*

   American Dental Association Volume Submitter Retirement Trust – is maintained by the ADA Council on Members Insurance & Retirement Programs for implementing Profit Sharing plans of members and associates of the American Dental Association and related organizations.

   Volume Submitter Plan - the Volume Submitter Specimen Basic Plan Document Number 01 of the Equitable Life Assurance Society of the United States.

2. *Effective March 1, 2004, the definition of "Plan" is amended to read as follows:*

   Plan - the American Dental Association Members Retirement Plan or Volume Submitter Plan.

THE
EQUITABLE

THE EQUITABLE
LIFE ASSURANCE SOCIETY
OF THE UNITED STATES

3. *Effective March 1, 2004, the definition of "Trustees" is amended to read as follows:*

Trustees - the trustees of the Trusts, who as of the date of this Contract are the ADA Council on Members Insurance & Retirement Programs and any successor Trustees appointed by the ADA.

4. *Effective March 1, 2004, the definition of "Trusts" is amended to read as follows:*

Trusts - the Master Trust, the Pooled Trust, and the Volume Submitter Trust.

5. *The last sentence of Section 6.1 is amended to read as follows:*

No Annuity Benefit shall be payable unless the amount to be applied to purchase the Annuity Benefit is at least $5,000.

6. *Effective April 4, 2004, the definition of "Real Estate Fund" is deleted in its entirety wherever those words appear in any sections of the Contract.*

7. *The definition of "Defined Benefit Plan" is deleted in its entirety wherever those words appear in any sections of the Contract.*

*New York, New York*

**FOR THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES:**

Christopher M. Condron
Chairman and Chief Executive Officer

Pauline Sherman
Senior Vice President, Secretary and
Associate General Counsel

**FOR THE CONTRACT HOLDER:** Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans

| | |
|---|---|
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |
| ____________________, Trustee | ____________________, Trustee |

**Attachment to Summary Sheet**
The Equitable Life Assurance Society of the U.S.

Form No. APC-10,034-04

**1) Type of Contract:**

*Guaranteed Interest Contract*-the Guaranteed Rates Accounts have fixed 3-year and 5-year maturities, however they are not subject to Reg. 139 because the contract is issued and delivered in Illinois.

**2) Withdrawals/Transfers:**

*Contractholder Withdrawals/Transfers*-the Contractholder can terminate the contract's participation in any of the Funding Accounts offered, and can transfer assets to any other Funding Accounts offered. Participant consent is not required, and no MVA or penalty applies. (Section 4.1A)

*Restrictions/Limitations*-Withdrawals made from a 3-Year or 5-Year Weekly Guaranteed Rate Account prior to its maturity may incur an Interest Rate Adjustment (as specified in Section 2.6) unless the withdrawal is made under a distribution option of at least 3 years duration or upon death, disability, or attainment of age 70½. No withdrawals are permitted from the 5-Year Weekly GRA during the first two years. (Section 2.6)

**3) Contract Discontinuance/Termination**

*Election by*:

Any party may terminate said Contract on the last day of any month, provided written notice of such termination is received by the party at least 24 months before the date of termination. (Section 7.1)

*Effect*:

- All separate accounts other than Separate Account No. 43 (the Money Market Guarantee Account) will be paid out at market value on the date designated for termination.

- With regards to Separate Account No. 43, that account may be terminated at any time upon 12 months written notice to the Equitable. Pay out will be in 12 monthly installments beginning on the last business day of the twelfth calendar month following Equitable's receipt of such written notice. (Section 7.4)

- With regard to the Guaranteed Rate Accounts, no withdrawals and/or transfers are permitted upon contract termination prior to maturity, except as described in Section 2.6.

*New York State Insurance Department - Life and Health Bureau*

*Summary Sheet*
*Group Annuity, Group Funding Agreement and Synthetic GIC Policy Forms*

*Name of Insurance Company*: The Equitable Life Assurance Society of the U.S.

*Policy Form No*: APC-10,034-04

If this form replaces or resembles previously submitted or approved forms(s), please state that form number(s), Department Control Number (s), date(s) of approval and the reasons for replacement, or if this form is a new product, describe its significant features in the space for additional comments.

Check all that apply:

*Generally*

Annuity ☒ Funding Agreement ☐

Synthetic GIC ☐

Other ☐ (Specify: ____________)

**Type of Form:**

Contract ☐ Rider ☒

Endorsement ☐ Certificate ☐

Other ☐ (Specify: ____________)

**Usage:**

In-State ☒ Out-of-State ☐ Both ☐

**NY Compliance Standards:**

§1714 ☐ §3219 ☐

§3222 ☐ §3223 ☒

§4238(b) (paragraph (4)(5)) ☒

Allocated/§3223(d) ☐

Regulation 139 ☐

§4223/Regulation 127 ☐

§4240 ☒

Regulation 47 ☐

Regulation 128 ☐

*Type of Plan and Market:*

**Retirement Plan Type:**

Defined Benefit ☐

Defined Contribution ☒

(Specify type: profit sharing, pension, 401K)

Other ☐

**Tax Status/Market:**

Qualified 401(a) ☒ Non-Qualified ☐

Keogh/HR.10 ☐ No Common Law Employees ☐

401(k) ☒ 408(k) (SEP) ☐

408(b) ☐ 403(b) ☐ 404(c) ☒

Section 457 ☐ Public ☐

Other ☐ (Specify: ____________)

*Form Characteristics:*

**Type of Contract:**

Deposit Administration ☒ IPG ☐

Guaranteed Interest Contract ☒

Fixed Maturity - Reg. 139 §40.2(j)(1) ☐

No Fixed Maturity - Reg. 139 §40.2(j)(2) ☐

Separate Account ☒

Pooled ☒

Non-pooled ☐

Book Value Separate Account ☐

§4240(a)(5)(i) ☐

§4240(a)(5)(ii) ☐

Market Value Separate Account ☒

Regulation 128 ☐

Regulation 47 ☒

Synthetic GIC ☐

Experience Rated ☐

Fixed Maturity ☐

Constant Duration ☐

Non-participating, Fixed Maturity ☐

Other ☐ (Specify: ________________________________)

**Contributions - Type/Source:**

Single Sum ☐ Ongoing Indefinite Duration ☒

Deposit Window ☐ (Specify duration: __________)

Nonpayment penalty ☐

Employer ☐ Employee ☐ Both ☒

Salary Reduction ☒ Other Employee ☐

Rollover or Transfer ☒

Other ☐ (Specify: ________________)

**Withdrawals/Transfers:**

Benefit Responsive: Yes ☒ No ☐

Participant-Directed transfers ☒

Participant-Initiated withdrawals ☒

Contractholder Withdrawals/transfers ☐

Participant Consent ☐

Reduction in Participant Account ☐

MVA Withdrawal Not Assessed at Participant Level ☐

Restrictions/Limitations ☐

Allocated Share ☐ (Specify: ______________)

Competing Fund ☐ Free Corridor ☐

MVA ☐ Withdrawal Charge ☐

Non-Allowed ☐

**Interest Guarantees**

Definite Rates ☐ Indeterminate Rates ☐

Indexed Rates ☐ Excess Interest/Participating ☒

Other ☒ (Specify: 1 month, 3 Year & 5 Year)

Portfolio Method ☒ Investment Year Method ☐

**Accounting Features:**

Allocated ☐

Vested, Nonforfeitable Accounts ☐

Forfeiture Account ☐

Unallocated ☒

**Annuity Purchase Rate Guarantees:**

Guaranteed Annuity Purchase Rates ☒

Betterment of Rates Provision ☒

Unisex Rates ☒ Sex Distinct Rates ☐

Both ☐ (Explain: ____________________)

**Contract Discontinuance/Termination:**

Election by:

Contractholder ☒ (Restrictions: ________________________)

Company ☒ (Restrictions: ________________________)

Effect

Single Sum - Book ☐ Single Sum - Market ☒

Installment - Reg. 139 §40.5(d) ☐

Installment - Reg. 139 §40.5(e) ☐

Other ☐ (Specify: ________________)

Maturity Date only ☒ (For Guaranteed Rate Accounts)

**MVA Formula:** None

Asset based ☐ Liability Based ☐

Amendable ☐

**Benefit Options:**

Fixed Annuities ☒ Variable Annuities ☒

Cash or Lump Sum ☒

Minimum Distribution Options ☒

***Additional Comments:*** ________________